UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 13, 2025

Commission File Number:  000-52047

Authentic Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	11-3746201
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

50 Division Street

Somerset NJ 08873

 (Address of principal executive offices)

(732) 695-4389

(Registrant's Telephone number)

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2025, we entered into a Debt Exchange Agreements with each of Chris Giordano, our President and Director, and Paul Serbiak, our Chief Executive Officer and Director, pursuant to which they converted an aggregate of $2,000,000 in debt held in our company into equity and other consideration as set forth below.

Under his Debt Exchange Agreement, Mr. Giordano converted a total of $1,500,000 in debt into fifty thousand nine hundred and ten (50,910) shares of our newly created Series E Preferred Stock, three hundred and fifty million (350,000,000) shares of our common stock, and a Secured Promissory Note issued by our company, in the principal amount of two hundred and twenty-seven thousand two hundred and nine ($227,209) United States dollars.

Under his Debt Exchange Agreement, Mr. Serbiak converted a total of $500,000 in debt into twenty-nine thousand ninety (29,090) shares of our Series E Preferred Stock, thirty-five million (35,000,000) shares of our common stock, and a Secured Promissory Note issued by our company, in the principal amount of twenty-two thousand seven hundred and two ($22,702) United States dollars.

The foregoing description of the Debt Exchange Agreements and Secured Promissory Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Debt Exchange Agreements, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2 hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 and 3.03 is incorporated into this Item 3.02 by reference.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

Item 3.03 Material Modification of Rights of Security Holders

The information set forth in Items 1.01 and 3.02 is incorporated into this Item 3.03 by reference.

On March 13, 2025, pursuant to our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series E Preferred Stock, consisting of up to eighty thousand (80,000) shares. The Certificate of Designation for the Series E Preferred Stock contains the following features:

1)	No voting rights;
2)	No dividend rights except as may be declared by the Board in its sole and absolute discretion;
3)

The holders of Series E Preferred Stock shall be entitled to participate in any distribution out of the assets of our company in an amount equal to $25 (the “Stated Value”) for each share of Series E Preferred Stock before any distribution or payment shall be made to the holders of any common stock, Series B Preferred Stock or Series C Preferred Stock, but after any distribution or payment on account of the Series D Preferred Stock; and

4)

In the event of both (i) an uplist to a national exchange, and (ii) net income of the Corporation of no less than $1,000,000 in a 12 month period, the 80,000 outstanding share of Series E Preferred Stock held by the holders shall automatically convert into 55% of the issued and outstanding common shares of our company.

The full rights afforded to the holders of Series E Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on March 13, 2025, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation for Series E Preferred Stock
4.1	Secured Promissory Note to Chris Giordano
4.2	Secured Promissory Note to Paul Serbiak
10.1	Debt Exchange Agreement with Chris Giordano
10.2	Debt Exchange Agreement with Paul Serbiak
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Authentic Holdings, Inc.

Date: March 13, 2025	By:	/s/ Chris Giordano
	Name:	Chris Giordano
	Title:	President

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